Exhibit 99.1

At West Corporation:	At Intrado:

David Pleiss	Rebecca Bessette

(402) 963-1500	(720) 494-6143

dmpleiss@west.com	rebecca.bessette@intrado.com
West Corporation Announces Agreement to Purchase Intrado
OMAHA, NE and LONGMONT, CO, January 29, 2006 – West Corporation (NASDAQ: WSTC), a leading provider of outsourced communication solutions, and Intrado Inc. (NASDAQ: TRDO), a global provider of integrated data and telecommunications solutions, today jointly announced that they have entered into an agreement whereby West will acquire Intrado for $26.00 per share in cash.
The acquisition is expected to close by the end of the second quarter and will be funded with cash on hand, West’s existing bank credit facility and additional debt. The total cost before transaction expense is approximately $465 million, net of option proceeds and cash on hand. Closing is subject to Intrado shareholder approval and customary closing conditions. Upon completion of the deal, Intrado will be integrated into West’s Communications Services segment.
Intrado is North America’s foremost provider of 9-1-1 infrastructure systems and services, as well as innovative solutions for telecommunications providers and public safety organizations. Based in Longmont, Colorado, Intrado provides uninterrupted mission critical services to all major United States telecommunications providers.
“Intrado is a great fit and an important addition to West’s Communications Services segment,” stated Thomas B. Barker, Chief Executive Officer of West Corporation. “Its strong position in a growing market, its industry-leading technology, and its experienced management team will improve our ability to meet our customer’s demands. Further, Intrado complements the existing offerings of our Communications Services segment, providing a highly visible revenue stream and additional cross-selling and margin expansion opportunities.”
“Our Board of Directors and management team believe the proposed merger of Intrado with West Corporation will allow us to bring expanded resources and infrastructure to bear on our growth markets and create substantial new opportunities that we can achieve together,” said George Heinrichs, Chief Executive Officer of Intrado. “Being part of West Corporation represents the best future for all Intrado stakeholders: shareholders; customers; employees; partners and suppliers; the general public — which our business ultimately serves every day; and the communities within which we operate. We anticipate a smooth integration process once the transaction is finalized.”
West expects the acquisition to be slightly dilutive to earnings on a GAAP basis in 2006, but accretive in 2007. The dilution is primarily driven by the amortization of intangible assets and the timing of the close. Further details will be disclosed upon completion of the deal.
Conference Call
West Corporation will hold a conference call to discuss this acquisition on Monday, January 30 at 12 p.m. Eastern Time (11 a.m. Central Time). Investors may access the call by visiting the Investor section of the West Corporation website at www.west.com and clicking on the Webcast link or by dialing 800-374-0457. A replay of the call will also be available on the website.
About West Corporation
West Corporation is a leading provider of outsourced communication solutions to many of the world’s largest companies. The company helps its clients communicate effectively, maximize the value of their customer relationships and drive greater revenue from each transaction. West’s integrated suite of customized solutions includes customer acquisition, customer care and retention services, interactive voice response services, and conferencing and accounts receivable management services.

Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of approximately 28,000 employees based in North America, Europe and Asia. For more information, please visit www.west.com.
This press release contains forward looking statements within the meaning of the federal securities laws relating to West Corporation. West intends these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. In particular, the expected closing date of the acquisition, expected growth, expected market share, expected cost savings, any projections or estimates regarding West’s future revenues, operating margins, expenses, net income, cash flows, capital expenditures, effective tax rates and client behavior, as well as the assumptions underlying or relating to such expectations, are forward-looking statements. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic conditions, the timing, integration and results of the Intrado transaction, West’s ability to integrate or achieve the objectives of recent and future acquisitions, West’s ability to complete future acquisitions, West’s highly competitive industries, the extensive regulatory environment, West’s ability to recover on its charged-off consumer receivables, the capacity utilization of West’s contact centers, the cost and reliability of voice and data services, availability of key personnel and employees, the cost of labor and turnover rates, the political, economic and other conditions in countries where West operates, the loss of any key clients, West’s ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts, the nature of West’s forward flow contracts, the non-exclusive nature of West’s client contracts and the absence of any revenue commitments, the possibility of an emergency interruption to West’s data and contact centers, acts of terrorism or war, security or privacy breaches of West’s systems and databases, West’s ability to protect proprietary information or technology, West’s ability to continue to keep pace with technological developments, the cost of pending and future litigation and other risk factors described in documents filed by the company with the United States Securities and Exchange Commissions including West’s annual report on Form 10-K for the year ended December 31, 2004 and subsequently filed quarterly reports on Form 10-Q and the prospectus supplement related to West’s secondary offering dated October 6, 2005. These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
About Intrado
For more than twenty five years, telecommunications providers, public safety organizations and government agencies have turned to Intrado for their communications needs. Intrado provides the core of the nation’s 9-1-1 network and delivers innovative solutions to communications service providers and public safety organizations, including complex data management, network transactions, wireless data services and notification services. The company’s unparalleled industry knowledge and experience reduce the effort, cost and time associated with providing reliable information for 9-1-1, safety and mobility applications. Additional information on Intrado, its products and services, and past press releases can be found at the Company’s Web site: www.intrado.com
Intrado Inc. – Cautionary Note Regarding Forward-Looking Statements
Statements in this press release regarding the proposed transaction, the expected completion of the transaction and other statements about expectations, beliefs, goals, plans and prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the ability to consummate the proposed transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, competition in Intrado’s industry, changes in government regulation, failure to manage the integration of Intrado and West Corporation, and other risks that are described in Intrado’s Annual Report on Form 10-K for the year ended December 31, 2004 and its quarterly report on Form 10-Q for the quarter ended September 30, 2005. In addition, any forward-looking statements represent Intrado’s estimates only as of today and should not be relied upon as representing Intrado’s estimates as of any subsequent date. Intrado’s disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release, except as required by law.
In connection with the proposed transaction, Intrado will be filing a proxy statement and other relevant documents with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the proxy statement (when it is available) and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, copies of the proxy statement and other documents filed by Intrado with the SEC with respect to the proposed transaction may be obtained free of charge by directing a request to: Intrado Inc., 1601 Dry Creek Drive, Longmont, Colorado 80503, Attention: Corporate Secretary/General Counsel, (720) 494-5800.
Intrado and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Intrado’s stockholders in connection with the proposed transaction. Information concerning Intrado’s directors and executive officers is set forth in Intrado’s proxy statement dated April 15, 2005, for the 2005 Annual Meeting of Stockholders, filed by Intrado with the SEC. Stockholders may obtain additional information regarding the interests of such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Intrado’s stockholders in connection with the proposed transaction by reading the proxy statement when it is filed with the SEC.